UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013

GOLD AMERICAN MINING CORP.
(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	333-147056	35-2302128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5320 South 900 East, Suite 260
Murray, Utah 84107
(Address of principal executive offices) (zip code)

801-428-9703
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On March 28 2013, Trent D'Ambrosio was elected as a member of the Board of Directors of Gold American Mining Corp. (the “Company”).  There is no understanding or arrangement between Mr. D'Ambrosio and any other person pursuant to which he was appointed as director.  Mr. D'Ambrosio does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Mr. D'Ambrosio has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

From October 2011 through the present, Mr. D'Ambrosio has held  the positions of Interim Chief Executive Officer and Chief Financial Officer of Nations Energy LLC., an Oil and Gas exploration company, and is the responsible for the overall strategic direction for the organization.  From 2003 through the present, Mr. D'Ambrosio has held the position of Managing Member of MDL Ventures LLC ("MDL"), which is a natural resources development company.  MDL owns numerous mineral leases, royalty interests, and working interests. Mr. D'Ambrosio's professional record includes 25 years of management and financial services experience with companies ranging from Fortune 500 companies to start ups.  Mr. D'Ambrosio holds the following licenses or certifications: Charter Hedge Fund Professional (CHP), A Chartered Alternative Investment Analyst 1 (CAIA), Commodities Trading Advisor (CTA) Series 3 and 65, and he previously held the Series 7, 24, 27 and 4 licenses.  From February 2008 until December of 2012, Mr. D'Ambrosio was consulting to a Fund of Hedge Funds and Private Equity.  Prior to this, from September 2002 to September 2007, Mr. D'Ambrosio was the CFO for the D’Ambrosio Auto Group, which owned and operated in the western US.  Mr. D'Ambrosio has held leadership positions with MCI, World Com, and Montana Power.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AMERICAN MINING CORP.

Date: April 3, 2013	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Financial Officer

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